EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135568 on Form S-8 of United Western Bancorp, Inc. of our report dated June 28, 2010 appearing in this Annual Report on Form 11-K of United Western Bancorp, Inc. 401(k) Plan for the year ended December 31, 2009.

                 /s/ Crowe Horwath LLP
                 Crowe Horwath LLP

Oak Brook, Illinois
June 28, 2010